UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________________
FORM 8-K
___________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 12, 2025
___________________________________________
ARTIVION, INC.
(Exact name of registrant as specified in its charter)
___________________________________________

Delaware	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia	30144
(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code: (770) 419-3355
___________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AORT	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 12, 2025 (the “Second Amendment Effective Date”), Artivion, Inc. (“Artivion”) entered into a Second Amendment to Credit and Guaranty Agreement (the “Amendment”), among Artivion, as borrower, certain subsidiaries of Artivion, as guarantors, the lenders party thereto and Ares Capital Corporation, as administrative agent, which amends the Credit and Guaranty Agreement dated as of January 18, 2024 (as amended from time to time prior to the date hereof, the “Credit Agreement”), among Artivion, as borrower, certain subsidiaries of Artivion, as guarantors, the lenders from time to time party thereto and Ares Capital Corporation, as administrative agent and collateral agent.

The Amendment provides for (i) an extension of the maturity date of the existing term loans (the “Existing Term Loan Facility”) and the existing revolving credit facility (the “Existing Revolving Credit Facility”) under the Credit Agreement by one year to January 18, 2031, (ii) a reduction in the interest rate margin applicable to the Existing Term Loan Facility and the Existing Revolving Credit Facility and (iii) a new $150.0 million secured delayed draw term loan facility (the “New Delayed Draw Term Loan Facility” and, together with the Existing Term Loan Facility, the “Term Loan Facilities”).

There are no scheduled repayments of principal required to be made prior to the final maturity date under the Credit Agreement. Artivion has the right to prepay loans under the Credit Agreement in whole or in part at any time, provided that any prepayment of loans under the Term Loan Facilities (or loans under the Revolving Credit Facility to the extent reducing the balance of outstanding loans below $30,000,000) will be subject to a prepayment premium of 1.00% if the prepayment occurs prior to July 18, 2027.

On and after the Second Amendment Effective Date, (i) loans under the Term Loan Facilities bear interest, at Artivion’s option, at a floating annual rate equal to either the base rate plus a margin of 3.75% or the Secured Overnight Financing Rate (“SOFR”) plus a margin of 4.75% and (ii) loans under the Revolving Credit Facility bear interest, at Artivion’s option, at a floating annual rate equal to either the base rate plus a margin of 2.50% or SOFR plus a margin of 3.50%.

Subject to the satisfaction of a specified maximum total net leverage ratio and other customary conditions, Artivion may borrow under the New Delayed Draw Term Loan Facility at any time and from time to time on or prior to September 12, 2027. The proceeds of borrowings under the Delayed Draw Term Loan Facility may be used to fund permitted acquisitions (including any earnouts and other similar payments in connection therewith), other investments permitted by the Credit Agreement and capital expenditures, among other things. Loans borrowed under the New Delayed Draw Term Loan Facility will have the same terms and interest rate margins as the loans under the Existing Term Loan Facility.

The description of the Credit Agreement contained herein is qualified in its entirety by reference to the text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)Exhibits.

Exhibit Number	Exhibit Description
10.1	Second Amendment to Credit and Guaranty Agreement, dated as of September 12, 2025, by and among Artivion, Inc., as the borrower, On-X Life Technologies Holdings, Inc., On-X Life Technologies, Inc. and Ascyrus Medical, LLC, as subsidiary guarantors, the lenders from time to time party thereto and Ares Capital Corporation, as administrative agent.
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Artivion, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 15, 2025

ARTIVION, INC.

By:	/s/ Lance A. Berry
Name:	Lance A. Berry
Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer